Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-72081) on Form S-8 of Beckman Coulter, Inc. of our report dated June 30, 2008, appearing in this annual report on Form 11-K of the Beckman Coulter, Inc. Savings Plan for the year ended December 31, 2007.

                                                 /s/ Crowe Chizek and Company LLP

Oak Brook, Illinois

June 30, 2008